SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                              reported) May 3, 1997
                                        ----------

                          COMMISSION FILE NO.: 0-23126


                             RELIANCE BANCORP, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                 11-3187176
                   --------                                 ----------
         (State or other Jurisdiction of                  (IRS Employer or
            Incorporation organization)                    Identification No.)


                 585 Stewart Avenue, Garden City, New York  11530
                 -----------------------------------------  ------
               (Address of principal executive officer)     (Zip Code)


       Registrant's telephone number, including area code: (516) 222-9300
                                                           -----------------

Items 1 through 4, 6, 8.

         Not applicable.

Item 5.           Other Events

         On  May  3,  1997,  Reliance  Bancorp,  Inc.,  a  Delaware  corporation
("Reliance"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Reliance, Reliance Federal Savings Bank, a federally chartered savings bank and a wholly-owned subsidiary of Reliance (the "Bank"), and Continental Bank, a New York chartered commercial bank ("Continental"), a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement provides, among other things, that Continental will be merged with and into the Bank, with the Bank being the surviving corporation (the "Merger"). Continental is a $173.0 million commercial bank based in Garden City, New York, with two full service banking offices in Nassau and Suffolk counties.

         Pursuant to the Merger Agreement, each share of common stock of Continental issued and outstanding at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive 1.1 shares of Reliance common stock.

         Consummation of the merger is expected to occur in the fourth quarter of calendar year 1997 and is subject to the satisfaction of certain conditions, including approval of the shareholders of Continental and approval of the appropriate regulatory agencies.

         Continental has the right to terminate the Merger Agreement if the market value of Reliance (as defined in the Merger Agreement) falls below $19.20 per share and such decline in value is 15% greater than the percentage decline of a group of similar financial institutions, unless Reliance delivers to Continental's shareholders Reliance shares having a minimum value established pursuant to a formula set forth in the Merger Agreement.

         In connection with the Merger Agreement, Reliance and Continental also entered into a Stock Option Agreement, dated as of May 3, 1997 and a copy of which is attached hereto as Exhibit 4.1, pursuant to which Continental granted Reliance an option to purchase up to 183,425, or 19.9%, of Continental's issued and outstanding shares of common stock, upon the terms and conditions stated therein. The Merger Agreement also includes a provision for a $350,000 termination fee that is payable to Reliance if the transaction is not completed under certain circumstances.

         Reliance and Continental publicly announced the Merger in a press release dated May 5, 1997, a copy of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         a.  Financial Statements of businesses acquired.

             Not applicable.

         b.  Pro forma financial information.

             Not applicable.

         c.  Exhibits: The following Exhibits are filed as part of this report:

       Exhibit No.                                 Description
       -----------                                 -----------

       2.1 Agreement and Plan of Merger, dated as of May 3, 1997, by and among Reliance Bancorp, Inc., Reliance Federal Savings Bank and Continental Bank.

       4.1 Stock Option Agreement, dated as of May 3, 1997, by and between Continental Bank and Reliance Bancorp, Inc.

      99.1                  Joint Press Release issued on May 5, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                       By:       /s/  Raymond A. Nielsen
                                ------------------------
                                Raymond A. Nielsen
                                President and
                                Chief Executive Officer



Dated:    May 9, 1997
          -----------